ATLAS PIPELINE HOLDINGS

LONG-TERM INCENTIVE PLAN

NONQUALIFIED OPTION GRANT

This NONQUALIFIED OPTION GRANT, dated as of _________________ (the "Date of Grant"), is delivered by Atlas Pipeline Holdings, L.P., a Delaware limited partnership (the "Partnership") to _______________ (the "Participant").

RECITALS

A. The Atlas Pipeline Holdings Long-Term Incentive Plan (the "Plan") provides for the grant of options to purchase common units of limited partner interest of the Partnership.

B. The Committee (as defined in the Plan) has decided to make an option grant as an inducement for the Participant to promote the best interests of the Partnership and its equity holders. The Participant may receive a copy of the Plan by contacting __________ at ________.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

  Grant of Option. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Partnership hereby grants to the Participant a nonqualified option (the "Option") to purchase ___________ common units of limited partner interest of the Partnership ("Units") at an exercise price of $_________ per Unit. The Option shall become exercisable according to Paragraph 2 below.
  Exercisability of Option.
    Except as provided in subparagraphs (b) and (c) below, the Option shall become exercisable on the following dates, if the Participant does not incur a termination of employment or service as an Employee (as defined in the Plan) with Atlas Pipeline Holdings GP, LLC (the "Company") or its Affiliates (as defined in the Plan) (the Company and Affiliates are hereinafter collectively referred to as the "Employer") or as a Manager (as defined in the Plan) prior to the applicable vesting date (the "Vesting Date"):

    Vesting Date Units for Which the Option is Exercisable

    Third anniversary of the Date of Grant

    Fourth anniversary of the Date of Grant
    The exercisability of the Option is cumulative, but shall not exceed 100% of the Units subject to the Option. If the foregoing schedule would produce fractional Units, the number of Units for which the Option becomes exercisable shall be rounded down to the nearest whole Unit.

    If the Participant terminates employment or service with the Employer as an Employee or as a Manager prior to the Vesting Date for any portion of the Option, the portion of the Option that has not vested as of such Vesting Date shall terminate; provided, however, that if the Participant terminates employment or service with the Employer as an Employee or as a Manager on account of death, Disability (as defined in the Plan) or Retirement (as defined below), the unvested portion of the Option shall become vested as of the date of the Participant's termination of employment or service. For purposes of this Agreement, the term "Retirement" shall mean as such term is defined in the Participant's employment agreement, if any, as of the date of grant; provided, however, if the Participant does not have an employment agreement defining the term Retirement as of the Date of Grant, the provisions applicable to the term Retirement in this Agreement shall not apply.
    If a Change in Control (as defined in the Plan) occurs while the Participant is employed, or providing service, to the Employer as an Employee or as a Manager, but prior to the Vesting Date for any portion of the Option, the portion of the Option that has not vested prior to the consummation of the Change in Control shall become vested as of the date of the Change in Control.
  Term of Option.
    The Option shall have a term of ten years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan.
    The Option shall automatically terminate upon the happening of the first of the following events:
      The expiration of the 90-day period after the Participant ceases to be employed by, or provide service to, the Employer as an Employee or Manager, if the termination is for any reason other than Disability, death or Cause (as defined below).
      The expiration of the one-year period after the Participant ceases to be employed by, or provide service to, the Employer as an Employee or Manager on account of the Participant's Disability or Retirement.
      The expiration of the one-year period after the Participant ceases to be employed by, or provide service to, the Employer as an Employee or Manager, if the Participant dies while employed by, or providing service to, the Employer as an Employee or Manager, or within 90 days after the Participant ceases to be so employed or provide such services on account of a termination described in subparagraph (i) above.
      The date on which the Participant ceases to be employed by, or provide service to, the Employer as an Employee or Manager for Cause. In addition, notwithstanding the prior provisions of this Paragraph 3, if the Participant engages in conduct that constitutes Cause after the Participant's employment or service terminates, the Option shall immediately terminate. For purposes of this Agreement, the term "Cause" shall mean, as determined by the Committee its sole discretion, the Participant has (A) committed an act of malfeasance or wrongdoing affecting the Partnership or any Employer, (B) breached any covenant not to compete, or employment contract, with the Partnership or the Employer; or (C) otherwise engaged in conduct that would warrant the Participant's discharge from employment or service from the Employer as an Employee or Manager for cause.

  Notwithstanding the foregoing, in no event may the Option be exercised after the date that is immediately before the tenth anniversary of the Date of Grant. Any portion of the Option that is not exercisable at the time the Participant ceases to be employed by, or provide service to, the Employer as an Employee or Manager shall immediately terminate.

  Exercise Procedures.
    Subject to the provisions of Paragraphs 2 and 3 above, the Participant may exercise part or all of the exercisable Option by giving the Partnership written notice of intent to exercise in the manner provided in this Agreement, specifying the number of Units as to which the Option is to be exercised and the method of payment. Payment of the exercise price shall be made in accordance with procedures established by the Committee from time to time based on the type of payment being made but, in any event, prior to issuance of the Units. The Participant shall pay the exercise price (i) in cash, (ii) by check, (iii) with the approval of the Committee, by delivering Units, which shall be valued at their fair market value on the date of delivery, or by attestation (on a form prescribed by the Committee) to ownership of Units having a fair market value on the date of exercise equal to the exercise price, (iv) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (v) by such other method as the Committee may approve.
    The obligation of the Partnership to deliver Units upon exercise of the Option shall be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Units upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of the Units, the Units may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. In the event an exemption from registration under the Securities Act of 1933 (the "Securities Act") is available, the Participant (or the Participant's estate or personal representative in the event of the Participant's death or incapacity), if requested by the Partnership to do so, will execute and deliver to the Partnership in writing an agreement containing such provisions as the Partnership may require to assure compliance with applicable securities laws. No sale or disposition of Units acquired pursuant to this grant by the Participant shall be made in the absence of an effective registration statement under the Securities Act with respect to such Units unless an opinion of counsel satisfactory to the Partnership is provided that such sale or disposition will not constitute a violation of the Securities Act or any other applicable securities laws is first obtained.
    The Participant understands and agrees that the sale of any Units received by the Participant pursuant to this grant will be subject to, and must comply with, the Partnership's and the Employer's Insider Trading Policy.
    As soon as reasonably practicable after the exercise of the Option, the Partnership shall deliver to the Participant a certificate or certificates for the Units that represent the portion of the Option exercised by the Participant.
    The Employer is authorized to take any actions it deems necessary and appropriate to satisfy its withholding obligations that result from the Participant's exercise of the Option and may withhold from any compensation or other amount owing to the Participant an amount necessary to satisfy such obligations. The Participant is solely responsible for the payment of any taxes that result from the grant of the Option, the Participant's exercise of the Option and the selling of any Units received upon the exercise of the Option.
  Change in Control. The provisions of the Plan applicable to a Change in Control shall apply to the Option, and, in the event of a Change in Control, the Committee may take such actions as it deems appropriate pursuant to the Plan.
  Restrictions on Exercise. Except as the Committee may otherwise permit pursuant to the Plan, only the Participant may exercise the Option during the Participant's lifetime and, after the Participant's death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Participant, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.
  Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. In the event of any contradiction, distinction or difference between this Agreement and the terms of the Plan, the terms of the Plan will control. The grant and exercise of the Option are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the Units, (c) changes in capitalization of the Partnership, and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder. By receiving this grant, the Participant hereby agrees to be bound by the terms and conditions of the Plan and this Agreement. The Participant further agrees to be bound by the determinations and decisions of the Committee with respect to this Agreement and the Plan and the Participant's rights to benefits under this Agreement and the Plan and agrees that all such determinations and decisions of the Committee shall be binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under this Agreement and the Plan on behalf of the Participant.
  No Employment or Other Rights. The grant of the Option shall not confer upon the Participant any right to be retained by or in the employ or service of the Employer and shall not interfere in any way with the right of the Employer to terminate the Participant's employment or service at any time. The right of the Employer to terminate at will the Participant's employment or service at any time for any reason is specifically reserved.
  No Rights as Unitholder. Neither the Participant, nor any person entitled to exercise the Participant's rights in the event of the Participant's death, shall have any of the rights and privileges of a unitholder with respect to the Units subject to the Option, until certificates for Units have been issued upon the exercise of the Option.
  Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Partnership may terminate the Option by notice to the Participant, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Partnership hereunder shall extend to any successors or assigns of the Partnership and to the Partnership's parents, subsidiaries, and affiliates. This Agreement may be assigned by the Partnership without the Participant's consent.
  Amendments. The Partnership may waive any conditions or rights under and amend any terms of this Agreement, provided that no change shall materially reduce the benefit to the Participant without the consent of the Participant, except as necessary to comply with the requirements of Paragraph 14 below.
  Governing Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof, and applicable federal law.
  Notice. Any notice to the Partnership provided for in this Agreement shall be addressed to the Partnership in care of Chief Legal Officer at the principal office of the Partnership, and any notice to the Participant shall be addressed to such Participant at the current address shown in the records of the Employer, or to such other address as the Participant may designate to the Employer in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.
  Section 409A of the Code. This Option is not intended to be deemed as deferred compensation subject to the requirements of section 409A of the Internal Revenue Code of 1986, as amended (the "Code"). However, it is currently uncertain whether this Option will be deemed as deferred compensation subject to such requirements. As a result, notwithstanding anything in the Plan or this Agreement to the contrary, to the extent it is subsequently determined that this Option is subject to the requirements of section 409A of the Code, the Committee may, without the Participant's consent, amend this Agreement to comply with the requirements of section 409A of the Code and any corresponding guidance and regulations issued under section 409A of the Code. No additional consideration is required to be provided to the Participant as a result of an amendment of this Agreement to comply with the requirements of section 409A of the Code.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the Date of Grant.

WITNESS ATLAS PIPELINE HOLDINGS, L.P.

By: Atlas Pipeline Holdings GP, LLC, its general partner

By:

Name:

Title:

I hereby accept the Option described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all of the decisions and determinations of the Committee with respect to this Agreement and the Plan shall be final and binding.

Participant: